Exhibit 99.1

LNB Bancorp, Inc. Declares Second Quarter Dividend

LORAIN, Ohio--(BUSINESS WIRE)--May 22, 2012--The Board of Directors of LNB Bancorp, Inc. (NASDAQ: LNBB) has declared a second quarter 2012 cash dividend of $.01 a share, payable on July 1, 2012 to shareholders of record on June 1, 2012.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 28 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126